SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 20, 2006

ADS MEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Utah	000-24778	87-0505222
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12758 Cimarron Path, Suite B-128, San Antonio, Texas 78249-3426
(Address of principal executive office)
Issuer's telephone number: (210) 655-6613

Section 1 Registrant's Operations and Business

Item 1.01 Entry into a Material Definitive Agreement

On June 20, 2006, ADS Media Group entered into a Common Stock and Warrant Purchase Agreement to sell stock and warrants to Roaring Fork Capital SBIC, Inc., pursuant to the agreement filed as Exhibit 3.1 to this report. The transaction is described in Item 3.02 below.

Section 3 Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On June 20, 2006, ADS Media Group, Inc., sold 15,702,652 shares of its restricted common stock and warrants to purchase an additional 3,140,531 common shares at an exercise price of $0.16 per share to Roaring Fork Capital SBIC, L.P., for total consideration of $2,000,000. The warrants are exercisable for a period of five years and may be exercised for cash or by tendering a number of warrant shares with current market value sufficient to purchase the number of shares being exercised. The sale was made in reliance on the exemption from the registration provisions of the Securities Act of 1933 (the "Act") contained in Section 4(2) of the Act. The purchaser is an accredited investor within the meaning of Rule 501(a) of Regulation D, promulgated under the Act.

The stock purchase agreement and warrant agreement also contain provisions requiring the company, within 90 days of the sale, to file a registration statement under the Act to register the restricted stock and the stock underlying the warrants which were sold.

In connection with the sale of stock and warrants, an additional 942,159 shares were issued to a consultant as a consulting fee. In addition, immediately prior to the June 20 sale, an additional 1,832,975 shares of common stock were issued to convert outstanding debt to common stock and 25,000 shares were issued to a director as compensation for past consulting services. All of these shares were also issued in reliance on the exemption provided by Section 4(2) of the Act.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1 Common Stock and Warrant Purchase Agreement dated June 16, 2006, as amended, incorporated by reference to the Form 8-K filed with the SEC on June 22, 2006.

3.2 Warrant Agreement dated June 16, 2006, incorporated by reference to the Form 8-K filed with the SEC on June 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADS MEDIA GROUP, INC.

Date: July 6, 2006	/s/ Clark R. Doyal
Clark R. Doyal, Chief Executive Officer